UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

SIGNATURE GROUP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 24, 2013

Dear Fellow Signature Stockholder:

PRESERVE YOUR OPPORTUNITY TO

MAXIMIZE VALUE FOR YOUR SHARES!

At this year’s annual meeting for Signature Group Holdings, Inc., currently scheduled for July 16, 2013, you will have the opportunity to direct the future of your investment in the Company by voting “FOR” your Board’s slate of director nominees. These director nominees have the right mix of experience and capabilities necessary to successfully execute the Company’s value creation strategy.

You may be surprised to learn that just nine months after the Company successfully won a costly proxy fight, there is yet another and different insurgent stockholder group, Charlestown Capital Advisors, LLC, waging yet another proxy fight that is distracting your Company’s management from the business of running the Company by requiring it to conduct another proxy contest with its attendant large and wasteful expenditure of capital. We believe Charlestown offers no new ideas to create stockholder value and instead has provided only an unrealistic strategy with no identified management team.

In nine short months, we have made significant progress in focusing the management of the Company on finding acquisitions, cutting costs, and creating value for the stockholders as a whole. Our efforts are reflected in the Company’s 104% stock price increase since August 6, 2012. Your Board is committed to continuing this progress and growing our Company and creating value for all stockholders. Your Board is intimately familiar with your Company’s business, its day-to-day operations and is in the best position to continue to review, develop and adapt the Company’s plan to maximize value for all of the Company’s stockholders. Most important, our Board and nominees have actual experience unlocking the value of NOL assets for public companies.

We will soon be mailing to you our proxy materials, including the WHITE proxy card, which will contain important information as to why you should vote for the Company’s slate of directors. To preserve your opportunity to maximize value for your shares, we urge you to reject Charlestown’s scheme to take over your Company’s Board and vote “FOR” the Company’s director nominees and “FOR” the other proposals listed on the WHITE proxy card. Please simply discard any gold proxy card you may receive from Charlestown. Our desire is to continue our efforts on your behalf and we ask you to return the WHITE proxy card in support of our recommended nominees.

Respectfully submitted,

G. Christopher Colville, Director

John Koral, Director

Patrick E. Lamb, Director

Philip Tinkler, Director

In support,

Peter Bynoe, Director Nominee

Additional Information:

The proxy statement, the WHITE proxy card and related proxy materials for this Annual Meeting and Signature’s Annual Report on Form 10-K for the year ended December 31, 2012 are available over the Internet at www.signaturegroupholdings.com.

The Board urges you NOT to sign or return any proxy cards other than the WHITE proxy card sent by your Board of Directors. If you need assistance voting the WHITE proxy card, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.